Exhibit 10.4

TS Shoba

Director, Technology & Services

Ref: INSAT-ST2/01/2014/04	August 02, 2014

Mr. S K Singh,

Head Regulatory & Compliances,

Videocon d2h Limited

Bharat Business Channel Limited,

1 – D, Udyog Vihar,

Greater Noida,

Uttar Pradesh – 201 306

Dear Sir,

Sub:    Executed Amendment No. 2 – reg

Please find enclosed an executed Amendment No. 2 dated July 01, 2014 to Agreement No: INSAT-ST-2/Ku/DTH/01/2012 dated April 19, 2012 between Department of Space and Bharat Business Channel Limited (BBCL) for the provision of 10x54 MHz of Ku band space segment on INSAT-ST2 spacecraft. This amendment reflects the change in customer name, company registered office address and correspondence address.

This is for your retention & records, please.

Regards,

Yours sincerely,

/s/ T.S. Shoba
(T.S. Shoba)

Encl: a/a

Agreement No. INSAT-ST2/Ku/DTH/01/2012

Dated April 19, 2012

Amendment No. 2 dated July 01, 2014

(Change of name of Customer, Company registered office address and

Correspondence address)

Whereas DOS entered into an Agreement No. INSAT-ST2/Ku/DTH/01/2012 dated April 19, 2012 with Bharat Business Channel Limited for the provision of 8x54 MHz of Ku band space segment on INSAT-ST2 system for meeting its Direct-to-Home requirement; an Amendment No. 1 revising the terms of Agreement in so far as Allocation of additional 2x54 MHz on INSAT-ST2 system was entered into on June 19, 2013.

AND WHEREAS the Customer has changed its name from Bharat Business Channel Limited to Videocon d2h Limited and its registered office address from Mumbai to Aurangabad; as evidenced by a Certificate of Incorporation pursuant to change of name dated July 01, 2014 (copy attached). Also, the Customer has informed about the change in address for correspondence from Mumbai to Greater Noida; vide email dated May 08, 2014 (copy attached).

Accordingly, both the parties in consideration of the mutual covenants in the original Agreement have now agreed to amend the Agreement with effect from July 01, 2014 as under;

1.	The name of the CUSTOMER in entire Agreement No. INSAT- ST2/Ku/DTH/01/2012 dated April 19, 2012 is amended from Bharat Business Channel Limited and shall stand changed to Videocon d2h Limited.

2.	Replace the registered office address in Preamble of the Agreement with –

“Videocon d2h Limited

Auto Cars Compound, Adalat Road,

Aurangabad – 431 005

Maharashtra, INDIA”

3.	Replace address in Article 7 (b). Payment and Article 22. Notices of the Agreement with – “

Mr. Himanshu Patil – COO

Videocon d2h Limited

1– D, Udyog Vihar,

Greater Noida,

Uttar Pradesh – 201 306

Mobile No. – 0 98202 21518

Email id – himanshu.patil@d2h.com”

4. All other terms and conditions remain unchanged.

For and On behalf of	For and On behalf of
DEPARTMENT OF SPACE	CUSTOMER

/s/ Rajkumar. N. Dhoot

Authorised signatory	Authorised signatory

Name:	Name: Rajkumar. N. Dhoot

Designation: Date: 1/8/14 Seal:	Designation: Date: Seal:

GOVERNMENT OF INDIA

MINISTRY OF CORPORATE AFFAIRS

Registrar of Companies, Mumbai

Everest, 100, Marine Drive Mumbai - 400002, Maharashtra, INDIA

Certificate of Incorporation pursuant to change of name
[Pursuant to rule 29 of the Companies (Incorporation) Rules, 2014]

Corporate Identification Number (CIN):: U92100MH2002PLC137947

I hereby certify that the name of the company has been changed from BHARAT BUSINESS CHANNEL LIMITED to Videocon d2h Limited with effect from the date of this certificate and that the company is limited by shares.

Company was originally incorporated with the name BHARAT BUSINESS CHANNEL LIMITED

Given under my hand at Mumbai this First day of July Two Thousand Fourteen.

SUDHAKAR TULASHIRAM BHOYE
Assistant Registrar of Companies
Registrar of Companies
Mumbai

Mailing Address as per record available in Registrar of Companies office:

Videocon d2h Limited

Auto Cars Compound, Adalat Road,

Aurangabad - 431005,

Maharashtra, INDIA